UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2009

COLLECTORS UNIVERSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27887	33-0846191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1921 E. Alton Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02       Results Of Operations and Financial Condition

On May 11, 2009, Collectors Universe, Inc. (the “Company”) issued a press release announcing its financial results for its third fiscal quarter of 2009 ended March 31, 2009. A copy of that press release is attached as Exhibit 99.1, and by this reference is incorporated into, this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 of this Current Report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 2.05       Costs Associated with Exit or Disposal Activities.

On March 5, 2009, the Company filed a Current Report on Form 8-K announcing its decision to exit the business of authenticating and grading diamonds and colored gemstones (the “jewelry business”) and undertaking to provide, through an amendment to that Current Report, information relating to the types or amounts of costs that can be expected to be incurred or the future cash expenditures that will be required in connection with the Company’s exit from the jewelry businesses, in accordance with paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K.  That information was provided in Item 5 of Part II of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, which was filed with the SEC on May 11, 2009.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release of Collectors Universe, Inc. issued May 11, 2009, announcing its financial results for its third fiscal quarter of 2009 ended March 31, 2009.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: May 13, 2009	By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace, Chief Financial Officer

S-1

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Collectors Universe, Inc. issued May 11, 2009, announcing its financial results for its third fiscal quarter of 2009 ended March 31, 2009.

E-1

Exhibit 99.1

Collectors Universe Reports Results for Third Quarter Ended March 31, 2009

Continuing Operations EPS for Third Quarter at $0.08

Results Reflect Jewelry Grading Businesses as Discontinued Operations

NEWPORT BEACH, CA – May 11, 2009 - Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles, today announced financial results for its third fiscal quarter and nine months ended March 31, 2009. As previously reported, the Company exited the jewelry grading businesses as of March 2, 2009.  As a result, the remaining assets and liabilities of the jewelry grading businesses have been classified as held for sale and their related operating results, as well as the operating results of the currency grading business which was sold in the third quarter, have been classified as discontinued operations.

Overview

Continuing Third Quarter and Nine Months of 2009

For the third fiscal quarter of 2009, the Company reported net service revenues of $9.1 million and after tax income from continuing operations of $754,000, or $0.08 per diluted share.  This compares to net service revenues of $10.3 million and income from continuing operations of $271,000, or $0.03 per diluted share for the third fiscal quarter of 2008.

For the nine months ended March 31 2009, the Company’s net service revenues were $25.9 million and the Company incurred a loss from continuing operations of $2.2 million, or $0.25 per diluted share.  This compares to net service revenues of $29.0 million and income from continuing operations of $723,000, or $0.08 per diluted share, for the same nine months of fiscal 2008.

Discontinued Third Quarter and First Nine Months of 2009

For the three and nine months ended March 31, 2009, losses from discontinued operations were $5.5 million, or $0.61 per diluted share, and $14.8 million, or $1.62 per diluted share, respectively, as compared to losses from discontinued operations, net of taxes, of $1.2 million or $0.13 per diluted share and $3.2 million or $0.35 per diluted share, respectively, for the corresponding periods of fiscal 2008.  Our discontinued operations are discussed in more detail below.

Net Loss for the Third Quarter and Nine Months of 2009

The resulting net losses for the three and nine months ended March 31, 2009 was $4.8 million, or $0.53 per diluted share and $17.0 million or $1.87 per diluted share, respectively, as compared to a net loss of $966,000, or $0.10 per diluted share and $2.5 million or $0.27 per diluted share for same periods of fiscal 2008.

Operational and Financial Highlights:

▪
Although service revenues declined by 12% in the current third quarter, the Company earned operating income of $808,000 from continuing operations (which includes severance obligations of $400,000 to the Company’s former chief executive officer).

▪	The Company exited the jewelry grading and authentication businesses effective March 2, 2009, but retained its Gemprint licensing business.

▪	As previously reported, Michael J. McConnell, a member of the board of directors, was appointed Interim Chief Executive Officer, effective April 1, 2009.

▪	The results of our discontinued operations for the quarter and nine months include estimated losses of $4.2 million associated with exiting the jewelry businesses.

▪	Cash and cash equivalents at March 31, 2009 were $20.8 million, up from $19.6 million at December 31, 2008.

Michael McConnell, Chief Executive Officer, stated, “The economic climate is difficult and uncertain in the Company’s core collectibles markets. Net service revenues declined by 12% compared to the third quarter of fiscal 2008; however, as a result of on-going aggressive cost reduction and efficiency initiatives, the Company reported operating income from continuing operations of $0.8 million.

Our exit from the jewelry businesses is largely complete, with the notable exceptions of two sizable lease obligations.  Given the softness in the New York Midtown commercial office market, we believe it will take time to mitigate the significant future cash outlays associated with these lease obligations. Recognizing these facts, management has established accruals for estimated losses for these obligations at March 31, 2009. ”

Results of Operations of our Continuing Businesses

The 12% decline in net service revenues in the third quarter of the current year compared to the same quarter of the prior year was comprised of a $1.2 million or 14% decline in grading and authentication fees while related services were essentially at the same level as in the prior third quarter.  The decline in grading and authentication fees comprised decreases of 11% in coins, 17% in trading cards and a 28% decline in our other grading businesses (consisting of autographs and stamps).  Consistent with the earlier quarters of fiscal 2009, the reductions in our coin grading fees was mainly attributable to lower trade show and modern coin submissions.

Net service revenues in the nine months ended March 31, 2009 declined by 11%, compared to the same nine month period of fiscal 2008 and was comprised of (i) a $2.9 million or 12% decline in grading and authentication fees and (ii) a $137,000 or 3% decline in revenues from other related services.  The decline in grading and authentication fees was comprised of 12% in coins, 10% in trading cards and 19% in our other grading businesses.

The gross profit margin on service revenues increased to 57% in the third quarter of the current year from 52% in the same quarter of fiscal 2008, primarily due to cost savings as a result of a cost reduction program that we have been implementing in the current fiscal year.  The gross profit margin on service revenues in the nine months ended March 31, 2009 increased to 55% from 54% when the prior nine months are adjusted for the unusually large coin warranty claims of $822,000 recognized in that period.

Operating expenses for the third quarter of fiscal 2009 were $4.4 million, compared to $5.0 million for the same quarter of last year.  For the current nine month period, operating expenses before impairment losses of $1.5 million were $13.6 million, compared with $14.4 million in the prior nine months to March 31, 2008.  The $0.6 million and $0.8 million decrease in our operating expenses was attributable to reductions in both selling and marketing expenses and general and administrative (“G&A) expenses.

Operating expenses for the current nine months includes a non-cash impairment loss of $1.5 million related to reductions in the carrying values of certain long-lived and other intangible assets of the Company’s Gemprint business that were recognized in the second quarter of the current year.

Due to the improvement in our gross profit margin and the reductions in operating expenses, we generated operating income of $808,000 in the third quarter of fiscal 2009, as compared to $416,000 for the same quarter of last year.  For the first nine months of fiscal 2009, due to the above-mentioned $1.5 million impairment loss, we incurred an operating loss of $1.2 million, as compared to operating income of $0.4 million for the same nine months of fiscal 2008.

Income Taxes

The income tax expense of $109,000 and $1.3 million recorded in the three and nine months ended March 31, 2009, respectively, represented an increase in a non-cash valuation allowances against deferred tax assets due to uncertainty of the realization of those assets. Under the applicable accounting rules, the increased valuation allowances are required to be allocated entirely to our continuing operations.  For the three and nine months ended March 31, 2008, the income tax expense reflects the effective tax rate for those periods.

Discontinued Operations

Losses from discontinued operations for the three and nine months ended March 31, 2009 totaled $5.5 million and $14.8 million, respectively.  Those losses were comprised of (i) losses from the operations of the jewelry and currency grading businesses through the respective dates of sale or closure, (ii) losses of $4.2 million recognized in this year’s third quarter as a result of the discontinuance of the jewelry grading businesses and (iii) non-cash impairment losses totaling $6.2 million, recognized in the nine months ended March 31, 2009 that were attributable to the write off of goodwill and long-lived and other intangible assets of the jewelry grading businesses.

The losses of $4.2 million resulting from the discontinuance of the jewelry businesses include estimated losses on the sale of assets, severance costs and accruals for losses on jewelry facility leases in New York City.  Due to current economic conditions, the market for rental space in New York City is uncertain.

Financial Condition

At March 31, 2009, cash and cash equivalents totaled $20.8 million compared with $19.6 million at December 31, 2008 and $23.3 million at June 30, 2008.  Net cash usage of $2.6 million for the nine months ended March 31, 2009, includes $2.7 million of cash generated by our continuing operations, net repayments of $2.4 million under loans made to collectibles dealers which was more than offset by cash used for discontinued operations of $5.5 million, and the payment of $2.1 million of cash dividends to stockholders.  At March 31, 2009, the Company had working capital of $19.5 million.

Outlook

McConnell continued, “Our current belief is that economic conditions will remain challenging for the foreseeable future.  Accordingly, our focus is to continue to aggressively manage costs and increase efficiencies.”

Conference Call and Webcast

Collectors Universe will host a conference call to discuss results on Monday, May 11, 2009 at 5:00 p.m.  Eastern/2:00 p.m. Pacific.  Interested parties may participate in the conference call by dialing 888-561-1721 or 480-629-9868, five to ten minutes prior to the initiation of the call.  A replay of the conference call will be available through May 25, 2009, by dialing 800-406-7325 or 303-590-3030 and entering access code 4074262#.  A live webcast of the conference call will also be available on the Collectors Universe website, www.collectors.com, under Investor Relations: Earnings Conference Calls.  The webcast will be archived for 12 months.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles markets.  The Company authenticates and grades collectible coins, sports cards, autographs and stamps. The Company also compiles and publishes authoritative information about United States and world coins, collectible trading cards and sports memorabilia and collectible stamps and operates its CCE dealer-to-dealer Internet bid-ask market for certified coins and its Expos trade show and conventions business. This information is accessible to collectors and dealers at the Company's website, http://www.collectors.com, and is also published in print.

Cautionary Statements Regarding Forward-Looking Information

This news release contains statements regarding our expectations, beliefs or views about our future financial performance, which constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

Due to a number of risks and uncertainties to which our business is subject, our future financial performance may differ, possibly significantly, from our expected financial performance as set forth in the forward looking statements contained in this news release.  Information regarding those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to, the risk that economic conditions in the United States will not improve for some time and may even deteriorate further, which could result in further reductions in the demand for our collectible grading services and, consequently, in our revenues; the risk that our strategy to offer new services in our continuing markets will not be successful in enabling us to improve our profitability or may even cause us to incur significant losses; and the risk that the commercial real estate market in New York City will deteriorate further, in which case we may not be able to sublease the offices and laboratory facilities in New York City within the time period and for the rents currently expected, causing our rental payment obligations to be significantly higher than currently expected.

Additional information regarding these risks and information regarding other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2008 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the Securities and Exchange Commission.  Due to these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release or in that Annual Report, which speak only as of their respective dates.  We also disclaim any obligation to update or revise any of the forward-looking statements as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contact: Joseph Wallace Chief Financial Officer Collectors Universe 949-567-1245 Email: jwallace@collectors.com
- tables to follow -

COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2009	2008	2009	2008
Net Revenues:
Grading, authentication and related services	$9,119	$10,326	$25,875	$28,958
Product sales	196	21	299	913
	9,315	10,347	26,174	29,871
Cost of Revenues:
Grading, authentication and related services	3,910	4,908	11,770	14,218
Product sales	200	20	506	827
	4,110	4,928	12,276	15,045
Gross profit	5,205	5,419	13,898	14,826
Operating expenses:
Selling and marketing expenses	1,058	1,514	3,304	3,980
General and administrative expenses	3,086	3,287	9,552	9,900
Impairment loss	-	-	1,516	-
Amortization of intangible assets	253	202	717	543
Total operating expenses	4,397	5,003	15,089	14,423
Operating income (loss)	808	416	(1,191)	403
Interest income, net	53	238	252	978
Other income	2	1	14	4
Income (loss) before income taxes	863	655	(925)	1,385
Provision for income taxes	109	384	1,319	662
Income (loss) from continuing operations	754	271	(2,244)	723
Loss from discontinued operations, net of loss on sales of discontinued businesses (net of income taxes)	(5,542)	(1,237)	(14,765)	(3,242)
Net loss	$(4,788)	$(966)	$(17,009)	$(2,519)

Net income (loss) per basic share:
Income (loss) from continuing operations	$0.08	$0.03	$(0.25)	$0.08
Loss from discontinued operations, net of loss on sales of discontinued businesses (net of income taxes)	(0.61)	(0.13)	(1.62)	(0.35)
Net loss	$(0.53)	$(0.10)	$(1.87)	$(0.27)

Net income (loss) per diluted share:
Income (loss) from continuing operations	$0.08	$0.03	$(0.25)	$0.08
Loss from discontinued operations, not of loss on sales of discontinued businesses (net of income taxes)	(0.61)	(0.13)	(1.62)	(0.35)
Net loss	$(0.53)	$(0.10)	$(1.87)	$(0.27)

Weighted average shares outstanding:
Basic	9,083	9,317	9,103	9,322
Diluted	9,110	9,406	9,103	9,468
Dividends declared per common share	$-	$0.25	$0.25	$0.75

COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	March 31,	June 30,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$20,771	$23,345
Accounts receivable, net of allowance of $24 at March 31, 2009 and $29 at June 30, 2008	1,325	1,214
Refundable income taxes	142	575
Inventories, net	533	961
Prepaid expenses and other current assets	1,054	803
Customer notes receivable, net of allowance of $31 at March 31, 2009 and at June 30, 2008	3,015	2,062
Net deferred income tax asset	63	486
Customer notes receivables held for sale	-	3,579
Receivables from sale of net assets of discontinued operations	142	92
Current assets from discontinued operations held for sale	800	448
Total current assets	27,845	33,565

Property and equipment, net	1,224	1,628
Goodwill	2,626	2,626
Intangible assets, net	3,676	5,732
Net deferred income tax assets	-	909
Customer note receivable, net of current portion	175	-
Note receivable from sale of discontinued operations	323	138
Other assets	65	126
Non-current assets of discontinued operations held for sale	152	7,294
	$36,086	$52,018
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,147	$1,349
Accrued liabilities	1,431	1,546
Accrued compensation and benefits	1,297	1,269
Income taxes payable	347	368
Deferred revenue	2,195	2,002
Current liabilities of discontinued operations held for sale	1,923	1,034
Total current liabilities	8,340	7,568
Deferred rent	193	195
Net deferred income tax liability	305	-
Long-term liabilities of discontinued operations held for sale	2,632	425
Commitments and contingencies	-	-
Preferred stock, $.001 par value; 3,000 shares authorized at March 31, 2009; 5,000 at June 30, 2008; no shares issued or outstanding	-	-
Common stock, $.001 par value; 20,000 shares authorized at March 31, 2009 and 45,000 at June 30, 2008; outstanding 9,158 at March 31, 2009 and 8,361 at June 30, 2008	9	8
Additional paid-in capital	75,881	75,996
Accumulated deficit	(51,274)	(32,174)
Total stockholders' equity	24,616	43,830
	$36,086	$52,018